Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
HRG Group, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-178587, 333-43223, 333-45568, 333-124693, 333-197222, and 333-197223) on Form S-8 and in the registration statements (Nos. 333-176522, 333-180070, and 333-192779) on Form S-3 of HRG Group, Inc. (formerly Harbinger Group Inc.) of our report dated November 20, 2015, with respect to the consolidated balance sheets of HRG Group, Inc. as of September 30, 2015 and 2014, and the related consolidated statements of operations, comprehensive (loss)income, shareholder' equity, and cash flows for each of the years in the three-year period ended September 30, 2015, and the related financial statement schedule I to IV, and our report dated November 20, 2015 with respect to the effectiveness of internal control over financial reporting as of September 30, 2015, which reports appear in the September 30, 2015 annual report on Form 10-K of HRG Group, Inc.
/s/ KPMG LLP
New York, New York
November 20, 2015